SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2012
USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2012, USA Technologies, Inc. (the "Company") and Isis, a mobile payment and commerce system joint venture between AT&T Mobility, T-Mobile USA and Verizon Wireless ("Isis"), entered into a Marketing Agreement (the "Marketing Agreement"). Pursuant to the Marketing Agreement, Isis and the Company have agreed to work together to solicit owners and operators of vending machines located in the greater Austin, Texas and Salt Lake City, Utah markets to utilize the Company's ePort® and related ePort Connect Service® which accept the Isis Mobile WalletTM. The Isis Mobile WalletTM utilizes near-field communication (NFC) technology that enables consumers to use a mobile device to make contactless point of sale purchases from vending machines that utilize the Company's ePort® technology and services. The Marketing Agreement provides that Isis shall pay to the Company a subsidy for each vending machine located in the above-mentioned markets which on or before December 31, 2012 utilizes the Company's ePort® technology which accepts the Isis Mobile WalletTM. This date may be extended by the parties to March 31, 2013. The Isis subsidy applies to up to 7,500 of such vending machines.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: September 27, 2012
	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer